As filed with the Securities and Exchange Commission on February 24, 2011
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-3636023
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

205 Newbury Street, Suite 101
Framingham, MA	01701
(Address of principal executive offices)	(Zip Code)
HEARTWARE INTERNATIONAL, INC. 2008 STOCK INCENTIVE PLAN
(Full title of plans)

(Name, address and telephone
number of agent for service)	(Copy to:)
Douglas Godshall	Marjorie Sybul Adams, Esq.
Chief Executive Officer	DLA Piper LLP (US)
205 Newbury Street, Suite 101	1251 Avenue of the Americas
Framingham, MA	New York, New York 10020
Tel: (508) 739-0950	Tel: (212) 335-4517
Fax: (508) 739-0948	Fax: (212) 884-8517
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Fee (2)
Common Stock, $0.001 par value per share
Outstanding stock options	7,250	$67.93 (2)	$492,493 (2)	$57	(2)
Outstanding restricted stock units	228,004	$88.83 (3)	$20,253,595 (3)	$2,353	(3)
Future grants	670,711	$88.83 (4)	$59,579,258 (4)	$6,917	(4)
TOTAL	905,965		$80,325,346	$9,325

(1)
As of January 1, 2011, an aggregate of 1,375,105 shares of Common Stock may be offered or issued pursuant to the HeartWare International, Inc. 2008 Stock Incentive Plan (the “Plan”), of which 469,140 shares were previously registered on Form S-8 (File No. 333-155359) and 905,965 shares are registered on this Registration Statement. The 905,965 shares being registered hereunder represents the additional number of shares made available for issuance under the evergreen clause of the Plan, which allows for the issuance of share-based awards representing up to 13% of the Registrant’s prior fiscal year’s weighted average shares outstanding, less share-based awards outstanding under the Registrant’s other equity plans. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)
Of the 905,965 shares being registered hereunder, 7,250 shares are subject to outstanding stock options granted under the Plan. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the weighted average exercise price of the outstanding options granted in excess of the shares previously registered on Form S-8 (File No. 333-155359).

(3)
Of the 905,965 shares being registered hereunder, 228,004 shares are subject to outstanding restricted stock units granted under the Plan. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of HeartWare International, Inc. Common Stock, as reported on the Nasdaq Global Select Market on February 22, 2011 (i.e., $88.83).

(4)
Of the 905,965 shares being registered hereunder, 670,711 shares are available for issuance in connection with future grants of awards under the Plan. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of HeartWare International, Inc. Common Stock, as reported on the Nasdaq Global Select Market on February 22, 2011 (i.e., $88.83).

INCORPORATION BY REFERENCE
In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed by HeartWare International, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) (File No. 333-155359) are hereby incorporated by reference.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 13, 2008).

4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 13, 2008).

5.1	Opinion of DLA Piper LLP (US) (filed herewith).

23.1	Consent of Grant Thornton LLP (filed herewith).

23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Framingham, Massachusetts on February 24, 2011.

HEARTWARE INTERNATIONAL, INC.
By:	/s/ Douglas Godshall
	Name:	Douglas Godshall
	Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Douglas Godshall Douglas Godshall	President, Chief Executive Officer and Director (principal executive officer)	February 24, 2011

/s/ David McIntyre David McIntyre	Chief Financial Officer and Chief Operating Officer (principal financial officer)	February 24, 2011

/s/ Lauren Farrell Lauren Farrell	Vice President, Finance (principal accounting officer)	February 24, 2011

/s/ C. Raymond Larkin, Jr. C. Raymond Larkin, Jr.	Chairman and Director	February 24, 2011

/s/ Robert Thomas Robert Thomas	Director	February 24, 2011

Seth Harrison	Director

/s/ Christine Bennett Christine Bennett	Director	February 24, 2011

/s/ Denis Wade Denis Wade	Director	February 24, 2011

/s/ Robert Stockman Robert Stockman	Director	February 24, 2011

Timothy J. Barberich	Director

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 13, 2008).

4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 13, 2008).

5.1	Opinion of DLA Piper LLP (US) (filed herewith).

23.1	Consent of Grant Thornton LLP (filed herewith).

23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (filed herewith).